SUBLEASE

1.       PARTIES

         This Sublease, dated March 20, 1996, is made between Berkley Administrators ("Sublessor"), and United Recycling, Inc. ("Sublessee").

2.       MASTER LEASE

         Sublessor is the lessee under a written lease dated February 27, 1995, wherein Westwood Lake Limited Partnership ("Lessor") leased to Sublessor the real property located in the City of Golden Valley, Country of Hennepin, State of Minnesota, described as legal to govern ("Master Premises"). Said lease has been amended by Amendment #3, dated February 27, 1995, Amendment #2, dated November 25, 1993 and Amendment #1, dated June 23, 1993: Said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A".

3.       PREMISES

         Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): Approximately 5,231 rentable square feet as shown on the attached Exhibit B.

4.       WARRANTY BY SUBLESSOR

         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.       TERM.

         The Term of this Sublease shall commence on May 1, 1996 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on September 30, 2000 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.       GROSS RENT

         6.1 MINIMUM RENT. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 8441 Wayzata Boulevard, Golden Valley, MN 55426 Attn: Nicole Hoy or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Three Thousand Three Hundred Seventy-Eight and 35/100s ($3,378.35) in advance of the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions: IN the event the "west" portion of the Premises becomes available prior to May 1, 1996, Sublessee agrees to pay a prorated amount equal to the approximate square footage leased.

         6.2 OPERATING COSTS. The Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or insurance. Sublessee shall pay to Sublessor as additional rent its pro-rata share of Operating Expenses based on 5,231 rentable square feet. Operating Expenses for 1996 are estimated at $6.99 per rentable square foot and are subject to change pursuant to Article 6 of the Master Lease. Such provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee thereunder shall be adjusted in a like manner, and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

7.       SECURITY DEPOSIT

         Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Nineteen Thousand Two-Hundred Seventy-six & 24/100 Dollars ($19,276.24) as security for Sublessee's faithful performance of Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall delivery to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder. Provided Sublessee is no in default of the Sublease, Sublessor agrees to apply $6,425.41 towards the rental obligation due in month seven (7) and $6,425 toward the rental obligation due in month nineteen (19).

8.       USE OF PREMISES.

         The Premises shall be used and occupied only for General Office Use, and for no other use or purpose.

9.       ASSIGNMENT AND SUBLETTING.

         Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

10.      OTHER PROVISIONS OF SUBLEASE.

         All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises, the Master Premises, except for the following: N/A Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered Performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

11.      ATTORNEY'S FEES.

         If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.      AGENCY DISCLOSURE.

         Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: John F. McCarthy of United Properties, who represents Sublessor, and Gary Glockner of Towle Real Estate, who represents Sublessee. In the event that either broker represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13.      NOTICES.

         All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at __________________, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

         To Sublessor:              Berkley Administrators
                                    8841 Wayzata Boulevard
                                    Minneapolis, MN  55426
                                    Attn:  Elizabeth Holden Hill

         To Sublessee:              United Recycling Inc.
                                    8841 Wayzata Boulevard
                                    Minneapolis, MN 55426
                                    Attn:  Marcel J. Kole

14.      CONSENT BY LESSOR.

         THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

15.      COMPLIANCE.

         The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Americans With Disabilities Act.

16.      ADDITIONAL PROVISIONS

1. Condition of Premises: Sublessee accepts the Premises in "as-is" condition. Sublessor agrees to shampoo all carpets and patch and repair walls (as reasonably necessary). Sublessor agrees to provide Sublessee with an initial set of twenty (20) access cards to the building, rekey all locks leading into the Premises and provide suite signage.

2. Covered Parking: Sublessor agrees to provide two (2) free parking stalls (covered) for the duration of the lease term. Sublessor also agrees to provide up to three (3) additional covered stalls to Sublessee for $25.00 per month per stall.


SUBLESSOR:                        SUBLESSEE:United Recycling, Inc.



By:                               By:/s/ Marcel J. Kole
Title:                            Title:COO/CFO



By:                               By:
Title:                            Title:



Date:                             Date:



LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.


Lessor:
By:
Title:
Date:





                                    EXHIBIT A

                      STANDARD OFFICE LEASE AGREEMENT (NET)

THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement") made as of the 29th day of June, 1992, by and between THE NORTHLAND COMPANY, a Minnesota corporation, having offices at Suite 100, 3500 West 80th Street, Bloomington, Minnesota 55431 (hereinafter called the "Landlord"), and BERKELY ADMINISTRATORS, a division of TRI-STATE INSURANCE COMPANY OF MINNESOTA, INC., (hereinafter called the "Tenant").

                                   WITNESSETH

         FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties in the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlined in red on Exhibit A-1 attached herein, and by this reference incorporated herein, and described as Suite 100/200/300 containing approximately 44,222 square feet, (hereinafter called the "Premises") at 8441 Wayzata Boulevard (hereinafter called the "Building") in the City of Golden Valley, County of Hennepin, State of Minnesota. The term Building as it is used herein shall consist of the land and building(s) set forth in Exhibit A-2 hereto.

ARTICLE 1 - TERM

         To have and to hold said Premises for a term of three (3) years, commencing October 1, 1992 and terminating September 30, 1995 (hereinafter called the "Term") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

ARTICLE 2 - USE

         The Premises shall be used by the Tenant solely for the following purposes: General office

ARTICLE 3 - RENTALS

         Tenant agrees to pay to Landlord as minimum rental (hereinafter called "Minimum Rental") for the Premises, without notice set-off or demand, the sum of Eighteen Thousand Seven Hundred Ninety-four Dollars ($18,794.00) per monthly installments to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble in this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal in 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible in the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder as any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rental reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment. Pursuant to Article 6 hereof, Landlord's estimated Operating Expenses for 1992 are $4.68 per square food and estimated Real Estate Taxes payable in 1992 are $2.07 per square foot.

ARTICLE 4 - CONSTRUCTION

         Plans and/or a description for permanent improvements to the Premises are attached hereto as Exhibit A-3 and by this reference incorporated herein (hereafter called the "Plans"). The Plans have been approved by each of Landlord and Tenant. The parties acknowledge that the Plans are in modify the Premises in accommodate Tenant's intended use. Landlord shall be responsible for constructing the improvements as shown on the Plans (hereafter called "Tenant Improvements") for and on behalf of tenant. Landlord and Tenant have agreed that the costs of such Tenant Improvements shall be paid by Tenant, although initially advanced by Landlord, with said costs to be reimbursed to Landlord by Tenant as part of Tenant's payments of Minimum Rental as set forth in Article 3 above. Any improvements to the Premises, other than as shown on the Plans, and the furnishing of the Premises, shall be made by tenant at the sole cost and expense of tenant, subject to all other provision of this Lease Agreement, including compliance with all applicable governmental laws, ordinances and regulations. If the Tenant Improvements cannot be substantially completed prior to the commencement of the Term, then the provision of Article 5 shall apply.

ARTICLE 5 - POSSESSION

         Except as otherwise provide,d Landlord shall deliver possession of the Premises on or before the date hereinabove specified for commencement of the Term, but delivery of possession prior to such commencement date shall not affect the expiration date of this Lease Agreement. Failure of Landlord to deliver possession of the Premises by the date hereinabove provided, due to a holding over a prior tenant, or any other cause beyond Landlord's control, or time required for construction delays due to material shortages, strikes, or acts of God, shall automatically postpone the date of commencement of the Term of this Lease Agreement and shall extend the termination date by periods equal to those which shall have elapsed between and including the date hereinabove specified for commencement of the Term hereof and the date on which possession of the Premises is delivered to the Tenant. The rentals herein reserved shall commence on the first day of the Term, provided, however, in the event of any occupancy by Tenant prior to the beginning of the Term, such occupancy shall in all respects be the same as that of a tenant under this Lease Agreement, and the rental shall commence as of the date that Tenant enters into such occupancy of the Premises. Provided further, that if Landlord shall be delayed in delivery of the Premises to Tenant due to Tenant's failure to agree to the Plans or any delay caused by a party employed by or the agent of Tenant, or by Tenant's failure to pay for the costs of the Tenant Improvements requested by Tenant subsequent in approval of the Plans, then in such case the rental shall be accelerated by the number of days of such delay, and the rentals shall commence the same as if occupancy had been taken by Tenant. Prior to the commencement of the Term, Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Premises. By occupying the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement, except items which are not in compliance with Exhibit A-3 and for which Tenant has given Landlord a written "punch list' within thirty (30) days of Tenant's first occupancy of the Premises. Should the commencement of the rental obligations of Tenant under this Lease Agreement occur for any reason on a day other than the first day of a calendar month, then in that event solely for the purposes of combining the Term of this Lease Agreement, the commencement date of the Term shall become and be the first day of the first full calendar month following the date when Tenant's rental obligation commences, or the first day of the first full calendar month following the commencement date set out in Article I (if such is other than the first date of a calendar month), whichever date is later, and the termination date shall be adjusted accordingly; provided however, that the termination date shall be the last day of a calendar month, which date shall in no event be earlier than the termination date set out in Article 1. Immediately after Tenant's occupancy of the Premises the Landlord and tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Term and shall acknowledge the Minimum Rental, the square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement.

ARTICLE 6 -       TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING
                  EXPENSES

         A. During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the Real Estate Taxes and Operation Expenses (both as hereinafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises prorated for the period that Tenant occupied the Premises. Notwithstanding the preceding sentence, Tenant's share of the following Operating Expenses shall be computed on the basis of the cost of said expenses per rentable square foot of area within the Building actually occupied; cleaning, management, and energy expenses.

         B. Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

         C. As soon as possible after the expiration of each calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant's share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund.

         D. For the purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "Operating Expenses" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs or that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles.

         E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months.

         F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

ARTICLE 7 - UTILITIES AND SERVICE

         A. Landlord agrees to furnish water, electricity, elevator services, and janitorial service. In the event Tenant's requirements and/or usage of such utilities and services is substantially greater than is customarily supplied to a typical tenant in the Building. Landlord or Tenant may request that the difference in such requirement and/or usage be determined and that appropriate adjustments be made in the Minimum Rental provided for in Article 3 of this Lease Agreement.

         B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season, all during normal business hours as defined in this Lease Agreement.

         C. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder.

         D. For the purposes of this Article 7, normal business hours shall be deemed to mean the period of time between 8:00 a.m. and 5:00 p.m., Monday through Friday, and specifically excluding Saturdays, Sundays and legal holidays.

ARTICLE 8 - NON-LIABILITY OF LANDLORD

         Except in the event of negligence of Landlord, its agents, employees or contractors, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except is caused by Landlord's negligences.

ARTICLE 9 - CARE OF PREMISES

         A.       Tenant agrees:

                  1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted;

                  2. To keep the Premise in a clean and sanitary condition;

                  3. Not to commit any nuisance or waste on the Premises, over load the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;

                  4. To abide by such rules and regulations as may from time to time be reasonably promulgated by Landlord;

                  5. To preserve and protect all carpeted areas; and

                  6. To obtain Landlord's prior approval of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme.

         B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at his option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

ARTICLE 10 - NON-PERMITTED USE

         Tenant agrees to use the Premises only for the purposes set forth in
Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with the Premises or Tenant's use or occupancy of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense. The Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb.

ARTICLE 11 - INSPECTION

         The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purposes of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, testing, altering or improving the same on said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements.

ARTICLE 12 - ALTERATIONS

         Tenant will not make any alterations, repairs, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural improvements of the Building without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such alterations, repairs, additions or improvements are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. All such work shall comply with all applicable government laws, ordinances, rules and regulations. The Landlord as a condition to said consent may require a surety performance and/or payment bond from the Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS

         Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord.

ARTICLE 14 - COMMON AREAS

         A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such rules and regulations as may from time to time be made by Landlord for the safety and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord.

         B. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of (a) all unrestricted automobile parking areas, driveways and walkways, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

         C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing areas. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate. Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas.

         D. Landlord and Tenant agrees that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas. The parking areas shall include those areas designated by Landlord, in its sole discretion, as either restricted or unrestricted parking areas. Any restricted parking areas shall be leased only by separate license agreement with Landlord.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

         A. Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance. If Tenant is a corporation or a partnership, transfer of a controlling interest of Tenant shall be considered an assignment of this Lease Agreement for purposes of this Article. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment of sublease shall be paid directly to Landlord. In any event no subletting or assignment shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. At Landlord's option, Landlord may terminate the Lease Agreement in lieu of giving its consent to any proposed assignment of this Lease Agreement or subletting of the Premises (which termination may be contingent upon the execution of a new lease with the proposed assignee or subtenant).

         B. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 16 - LOSS BY CASUALTY

         If the Building is damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notices thereof to the Tenant within ninety (90) days after such damage or destruction. If a portion of the Premises is damages by fire or other casualty, the Landlord does not elect to terminate this Lease Agreement, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Promises.

* Tenant shall be entitled to its proportionate share of covered parking spaces on the west side of the 8441 Building. Tenant's proportionate share of parking spaces shall equal its proportionate share of the 9441 Building; example: If Tenant leases 65% of the 8441 building, Tenant shall be entitled to 65% of the covered spaces. Said covered parking spaces shall be available to Tenant at no charge.

ARTICLE 17 - WAIVER OF SUBROGATION

         Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing party's policies shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant agree that they will request their insurance carriers to include in their policies such a clause or endorsement. If entire cost shall be charged therefore, each party shall advise the other of the amount of the entire cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

ARTICLE 18 - EMINENT DOMAIN

         If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after the d ate of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under thread of condemnation.

ARTICLE 19 - SURRENDER

         On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day. Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant, at the option of Landlord, in which event Tenant shall at its expense repair any damage caused thereby. It is specifically agreed that any and all telephone, coaxial, ethernet, or other computer, wordprocessing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "Wiring") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS

         If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of ten (10) days after written notice from Landlord of such violation or default; (3) If Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; or (4) If Tenant shall vacate any substantial portion of the Premises for a period of more than 15 days; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 10% of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within three (3) business days after deposit. Tenant agrees to pay interest at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota, or in case no such maximum rate of interest is provided, at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same becomes due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 21 - LANDLORD'S DEFAULT

         Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 22 - HOLDING OVER

         Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to landlord. If Tenant fails to give up possession the Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes any one of (i) creation of a month-to-month tenancy, or (ii) creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be 12.5% the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of Possession by Tenant. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION

         Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and in and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage(s) shall agree to recognize this Lease Agreement or Tenant in the event of foreclosure provided the Tenant is not in default. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form, as required by Landlord's mortgage. In the event of any mortgagee electing to have the Lease Agreement a prior incumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in incumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY

         A. Tenant will keep in force at its own expense for as long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

         B. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Landlord will make available to Tenant, at Tenant's request, the plan and specifications for construction of the Building and Premises. Tenant represents that it is satisfied that the construction of the Building and the Premises, including the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. Tenant further represents that it is satisfied with the security of said Building and Premises for the protection of any property which may be owned, held, stored or otherwise caused or permitted by Tenant to be present upon the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

         C. Landlord shall convey and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES

         All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement shall be directed to Tenant, postage prepaid, certified or registered mail, at the Premises and at the address, if any, set forth on page 6 of this Lease Agreement. Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

ARTICLE 26 - APPLICABLE LAW

         This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN

         In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within five (5) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 28 - SECURITY INTEREST

         Tenant hereby grants to Landlord a security interest in all goods, chattels, fixtures and personal property belonging to Tenant, which now are or may hereafter be placed in the Premises, to secure all rents due hereunder and all other covenants and obligations of Tenant hereunder, in the event there exists any security interest in said property which security interest is paramount and superior to the security interest therein created, Landlord may satisfy said paramount security interest and all sums paid in satisfying said security interest will be considered additional sums owed Landlord by Tenant hereunder. Tenant hereby acknowledges receipt of a true, full and complete copy of this Lease Agreement. Landlord, in the event of a default by Tenant of any covenant or condition herein contained, may exercise, in addition to any rights and remedies herein granted, all the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Tenant agrees upon request of Landlord to exercise and deliver to Landlord a financing statement evidencing such security interest. A copy of this Lease Agreement may be filed as a financing statement.

ARTICLE 29 - BROKERAGE

         Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease Agreement, and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any such claim, including without limitation, the cost of attorney's fees in connection therewith. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 30 - SUBSTITUTION

ARTICLE 31 - GENERAL

         This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repealed, and an express waiver shall affect any default other than the default specified in the specific waiver and that only for this time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contain in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limits or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified as amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforceable in the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf on said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of loss then the monthly rent herein stipulated shall be deemed to be other than a partial payment an account for any due and unpaid stipulated rent; an endorsement or statement of any check as any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. (Neither party shall record this Lease Agreement or any memorandum hereof, and any such recordation shall be a breach of this Lease Agreement void, and without affect.) Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of an option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 32 - EXCULPATION

         Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgement from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment.

ARTICLE 33

         Landlord agrees, so long as Tenant occupied not less than 25,000 square feet of rentable space at Westwood Lake Office Park, 8441 Wayzata Boulevard, Golden Valley, MN ("WLOP") and is not in default under any Lease Agreement with Landlord, that Landlord will arrange to provide within WLOP a cafeteria/restaurant ("Food Services") similar to the food service operation currently existing within WLOP. Such Food Services shall be available to the employees, visitors and invitees of Tenant between the hours of 7:30 a.m. to 3:00 p.m., Monday through Friday, legal holidays excepted. Tenant acknowledges that the Food Services presently supplied at WLOP is through a third party and is not subject to the direct control of Landlord. Tenant further acknowledges that Landlord shall not be in breach of this Article if the Food Services are interrupted or discontinued by said third party provided Landlord uses its continuing and good faith efforts to replace and/or restore such Food Services through a new third party contractual arrangement or through enforcement of the then existing contractual arrangement with said third party.

ARTICLE 34

         Americans with Disabilities Act Compliance. Landlord represents and warrants that it is in the process of determining what architectural barriers (and communication barriers that are architectural in nature) to persons with disabilities may exist in the common areas of the Building and is further determining which of said barriers, if any, can be removed on a readily achievable basis pursuant to Title III of the Americans with Disabilities Act of 1990 ("ADA"). Landlord shall comply with the ADA as it relates to the common areas of the Building. Landlord shall indemnify, defend and hold Tenant harmless from any liabilities, judgements, acts, actions, costs and expenses (including reasonable attorneys fees) relating to Landlord's breach of the immediately preceding sentence. Tenant shall comply with the ADA as it relates to Tenant and the Premises. Tenant shall indemnify, defend and hold Landlord harmless from any liabilities, judgements, acts, actions, costs and expenses (including reasonable attorneys fees) relating to Tenant's breach of the immediately preceding sentence. Landlord agrees, upon the request of Tenant, to consult with and recommend to Tenant those modifications which are, in Landlord's judgement, necessary to comply with the ADA in conjunction with any expansion, modification or alterations Tenant desires or intends to make to the Premises after the commencement of the Term. Landlord further agrees, subject to satisfactory arrangements and to compensation for such services, and further subject to the remaining portions of this Lease Agreement, to construct or cause to be constructed such requested alterations.

         IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties herein as of the day and year indicated above.

TENANT:  BERKLEY ADMINISTRATORS,               LANDLORD:  THE NORTHLAND COMPANY
a division of TRI-STATE INSURANCE
COMPANY OF MINNESOTA, INC.

Address for Notices, if other than the Premises:




By                                             By
Its                                                Kenneth N. Stensby
                                                   Its Vice President


By                                             By
Its                                                Boyd B. Stofer
                                                   Its: Assistant Secretary